UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 27, 2007
Hanover Compressor Company
(Exact name of registrant as specified in its charter)

Delaware	1-13071	76-0625124

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12001 N. Houston Rosslyn Houston, Texas	77086

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (281) 447-8787
Not Applicable
Former Name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
     On various dates from February 14, 2007 through February 27, 2007, holders of 7 1 /4% Convertible Preferred Securities due 2029 (“TIDES Preferred Securities”) of Hanover Compressor Capital Trust (the “Trust”) converted $28,941,000 in aggregate principal amount of TIDES Preferred Securities into 1,619,048 shares of common stock of Hanover Compressor Company (the “Company”) common stock as a result of the Company’s call for redemption of $29,897,000 aggregate principal amount of the Convertible Junior Subordinated Debentures Due 2029 (the “Debentures”). All of the Debentures are owned by the Trust and the Trust is required to use the proceeds received from such redemption to redeem a corresponding amount of the TIDES Preferred Securities and the Trust’s 7 1 /4% Convertible Common Securities (“TIDES Common Securities”). The Company owns all of the TIDES Common Securities of the Trust. No TIDES Common Securities have been converted to date. Set forth below is a chart which shows all conversions of TIDES Preferred Securities since January 3, 2007.

	Principal Amount	Number of
	of TIDES	Shares of
	Preferred Securities	Common Stock
Date of Conversion	Converted	Issued

1/10/2007	$28,900	1,616
1/11/2007	32,550	1,820
2/5/2007	12,750	713
2/14/2007	20,600	1,152
2/15/2007	33,650	1,882
2/16/2007	518,700	29,018
2/20/2007	89,800	5,022
2/21/2007	61,900	3,461
2/22/2007	997,200	55,784
2/23/2007	5,480,100	306,576
2/26/2007	1,391,950	77,868
2/27/2007	20,347,100	1,138,285
Total	$29,015,200	1,623,197
Of the $29,000,000 aggregate principal amount of TIDES Preferred Securities called for redemption by the Trust on February 8, 2007, $28,941,000 was converted into 1,619,048 shares of Hanover Common Stock. The Company previously reported in a press release that the Trust made a partial call for redemption of the TIDES Preferred Securities and TIDES Common Securities on the basis of one TIDES Preferred or Common Security per $50 principal amount of Debentures which at the election of the holder thereof could be immediately converted into shares of common stock of the Company at a conversion price of approximately $17.875 per share, or 2.7972 shares of common stock of the Company per $50 principal amount. The Company has fully and unconditionally guaranteed the obligations of the Trust to the holders of the TIDES Preferred Securities and the TIDES Common Securities.
The shares of common stock were issued solely to holders of the TIDES Preferred Securities upon conversion of the TIDES Preferred Securities pursuant to the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended, which is available since the shares of common stock were exchanged by the Company with its existing security holders exclusively where no commission or other remunerations was paid or given directly or indirectly for soliciting such an exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Hanover Compressor Company
March 2, 2007	By:	/s/ Suzanne B. Kean
		Name:	Suzanne B. Kean
		Title:	Vice President & Deputy General Counsel